COOPERS        COOPERS & LYBRAND L.L.P.        101 East Kennedy Boulevard
&LYBRAND       a professional services firm    Suite 1500
                                               Tampa, Florida 33802-5194
                                                telephone (813) 222-0221
                                                facsimile (813) 229-3545



January 6, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by IntraTel Group, Ltd. (formerly Intelicom Corporation)(copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ COOPERS & LYBRAND L.L.P.